SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                         ------------------------------

       Date of Report (Date of earliest event reported): December 15, 2000


                              SPINPLANET.COM, INC.
               (Exact Name of Registrant as Specified in Charter)


        Colorado                      0-23301                    84-1284185
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

                                2006 Griffis Road
                            Baltimore, Maryland 21230
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (407) 909-1450


                              Spinplanet.com, Inc.
                            801 E Tahquitz Canyon Way
                                Palm Springs, CA

         (Former name or former address, if changed since last report.)




Item 1.  Changes in Control of Registrant.

     On December 15, 2000, pursuant to a Purchase Agreement (the "Agreement") among RJ Holdings, Inc., a Florida corporation ("RJ"), and certain security holders of the Registrant (hereinafter such security holders are referred to as the "Shareholders"), the following occurred:

          (a) Greg McDonald, Shadowrock Entertainment, Inc., and certain other persons affiliated with the foregoing persons, the Shareholders, sold to RJ Holdings 9,700,000 shares of the Registrant's common stock, $.0001 par value (the "Common Stock"), (all of the foregoing, the "Purchased Securities");

          (b) RJ Holdings. paid consideration of $970.00 in cash for the Purchased Securities; and

          (c) Greg McDonald, Robert Siner, and Jeff Krandorf, agreed to resign their positions as officers and directors of the Registrant, to terminate any employment agreements between each of them and the Registrant, and to waive all claims against the Registrant, including but not limited to any rights to receive any and all severance benefits for stock, outstanding fees and claims for past salaries or claims for issuance of the stock of the Registrant upon any subsequent termination of employment, other than the following shares for previous services rendered.

     As a result of the closing of the Agreement, RJ Holdings owns approximately sixty six and 90/100 percent (66.90%) of the 14,500,000 outstanding shares of the Common Stock of the Registrant. No source of the consideration by RJ Holdings to acquire control of the Registrant was a loan made in the ordinary course of business by a bank as defined in Section 3(a)(6) of the Act.

     There is currently no arrangement, known to the Registrant, including any pledge by any person of securities of the Registrant or any of its parents, the operation of which may at a subsequent date result in a further change in control of the Registrant. The Registrant shall file with the Securities and Exchange Commission a statement on Schedule 14F reporting the events occurring in connection with the Agreement, and RJ Holdings shall file with the Securities and Exchange Commission a statement on Schedule 13D reporting its acquisition of the Purchased Securities.


Item 2.  Acquisition or Disposition of Assets.

     Effective December 15, 2000, the Company disposed and released claims to certain assets, rights, names and logos associated with assets owned originally by Shadowrock Entertainment, Inc. ("Shadowrock"), including an exclusive license to market recordings currently owned by Shadowrock on the Internet (the "Assets") and all use of the name Spinplanet and/or Spinplanet.com. In addition, the Company's shareholders approved an amendment to the Company's Articles of Incorporation, changing the name of the Company to "Red Rock Holdings, Inc."


Item 3.  Bankruptcy or Receivership.

     Not applicable.


tem 4.  Other Events.

     Not applicable.


Item 5.  Resignations of Registrant's Directors.

To the knowledge of the Registrant, there are not any arrangements or understandings among members of the former and new control groups and their associates with respect to the election of directors or other matters with respect to the Registrant, except that the aforementioned Agreement provided for the resignations of Greg McDonald, Jeffrey Krandorf, and Bob Siner as directors and officers of the Registrant. The previous directors of the Registrant, Greg McDonald, Jeffrey Kranzdorf, and Bob Siner, subsequently elected the following officers and directors (provided that the election of such directors shall be effective ten (10) days after the date of the Registrant's filing of an Information Statement pursuant to Rule 14F-1) to replace them:

         Board of Directors             Officers
         ------------------             --------
         Chuck Weber                    Chuck Weber as President
         Roxanna Weber                  Roxanna Weber, as Secretary
         Melvin Morgan                  Melvin Morgan as Chief Operating Officer


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         The following exhibits are filed with this report:

         Exhibit No.      Exhibit Description
         -----------      -------------------

            23.1.1 Purchase Agreement dated December 15, 2000, among Shadowrock Entertainment, Inc. and RJ Holdings, Inc. (Filed herewith.)

            3.3           Articles of Amendment to the Articles of Incorporation

Item 8.  Change in Fiscal Year.

         Not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

         Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          SPINPLANET.COM, INC.


January 3, 2001                           By: /s/ Matthew Weber
                                              ---------------------------------

                                          Name: Matthew Weber
                                               --------------------------------

                                          Title: President
                                                -------------------------------

                                    EXHIBITS



                                 EXHIBITS INDEX


Exhibit No.       Exhibit Description
-----------       -------------------

23.1.1 Stock Purchase Agreement dated December 15, 2000, among Greg McDonald, Shadowrock Entertainment, Inc., Spinplanet.com, Inc., and RJ Holdings, Inc. (Filed herewith.)

3.3               Amendment to Articles of Incorporation